SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2010

A.D.A.M., Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-34401	58-1878070
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10 Tenth Street NE, Suite 525, Atlanta, GA	30309-3848
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 604-2757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

A.D.A.M., Inc. (“ADAM”), a Georgia corporation, has entered into an Agreement and Plan of Merger, dated as of August 29, 2010 (the “Merger Agreement”), with Ebix, Inc. (“Ebix”), a Delaware corporation, and Eden Acquisition Sub, Inc. (“Merger Sub”), a Georgia corporation and direct wholly owned subsidiary of Ebix. The Merger Agreement provides for the merger of Merger Sub with and into ADAM (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and ADAM will survive the Merger as a wholly owned subsidiary of Ebix. The Merger Agreement has been unanimously approved by the Boards of Directors of both ADAM and Ebix. The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and be tax-free to ADAM’s shareholders.

Pursuant to the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $.01 per share, of ADAM (other than shares owned by the Company (as treasury stock or otherwise)) will be converted into the right to receive 0.3122 shares (the “Exchange Ratio”) of common stock, par value $0.10 per share, of Ebix (the “Merger Consideration”), subject to certain adjustments specified in the Merger Agreement. No fractional shares of common stock of Ebix will be issued in the Merger, and ADAM’s shareholders will receive cash in lieu of fractional shares, if any, of Ebix common stock.

The Exchange Ratio will be adjusted downward if, prior to the closing, ADAM fails to pay at or prior to closing (i) the amount of any ADAM debt owed out of ADAM’s cash on hand, (ii) the amount of expenses of ADAM’s financial advisor in excess of $650,000 out of ADAM’s cash on hand, or (iii) the amount of expenses of ADAM’s legal counsel out of ADAM’s cash on hand. If there is an adjustment event, then ADAM’s common stockholders will receive a number of shares of Ebix common stock equal to the aggregate merger consideration of $65,350,000 minus (a) $5,071,000 for ADAM options and minus (b) $947,000 for ADAM’s outstanding warrant, minus the amounts under clauses (i), (ii) and (iii) to the extent not paid by ADAM at or prior to the closing, divided by $19.06, which was the agreed upon value of Ebix common stock for purposes of the Merger Agreement.

The consummation of the Merger is subject to the approval of ADAM’s shareholders. In addition, the Merger is subject to other customary closing conditions, including, among others, the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Each party’s obligation to close is also subject to the accuracy of representations and warranties of, and compliance with covenants by, the other party to the Merger Agreement, in each case, as set forth in the Merger Agreement.

ADAM and Ebix have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by ADAM (i) with respect to the conduct of its business during the interim period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period.

The Merger Agreement contains certain termination rights for both ADAM and Ebix, including, but not limited to, in the event that (i) the Merger is not consummated by March 31, 2011, (ii) ADAM’s shareholders do not approve the Merger Agreement, (iii) a court has issued a final and nonappealable injunction or other restraint against the Merger, or (iv) either party breaches its obligations or representations in a manner that cannot be cured by the termination date of the Merger Agreement. In the event of a termination of the Merger Agreement under certain circumstances, ADAM may be required to pay Ebix a termination fee of $3.5 million and Ebix may be required to pay ADAM a termination fee of $3.5 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The above description of the Merger Agreement and the copy of the Merger Agreement attached hereto have been included to provide investors with information regarding its terms. The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Additional Information

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. These documents will contain important information about the proposed transaction that should be read carefully before any decision is made with respect to the proposed transaction. These materials will be made available to the shareholders of ADAM at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov. In addition, such materials (and all other documents filed with the SEC) will be available free of charge at www.adam.com and www.ebix.com. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by ADAM or Ebix with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Each company’s directors and executive officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding ADAM’s directors and officers can be found in its proxy statement filed with the SEC on April 8, 2010 and information regarding Ebix’ directors and officers can be found in its Annual Report on Form 10-K filed with the SEC on March 16, 2010. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 3.03	Material Modification to Rights of Security Holders

In contemplation of the Merger Agreement, on August 29, 2010, ADAM and American Stock Transfer & Company, LLC, as rights agent (the “Rights Agent”), entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement dated as of June 29, 2009 (the “Rights Agreement”), between ADAM and the Rights Agent, which provides, among other things, that neither Ebix, Merger Sub, or any of their successors or assigns under the Merger Agreement will become an “Acquiring Person” within the meaning of the Rights Agreement as a result of the execution of the Merger Agreement, the consummation of the Merger or other transactions contemplated by the Merger Agreement.

The Amendment amends the Rights Agreement to provide that (i) a “Distribution Date” will not be deemed to occur as a result of the execution of the Merger Agreement, the consummation of the Merger or other transactions contemplated thereby, (ii) a “Stock Acquisition Date” will not be deemed to occur as a result of the execution of the Merger Agreement or the consummation of the Merger or other transactions contemplated thereby, and (iii) the exercisability of any Rights will end immediately prior to the consummation of the Merger (if not earlier terminated).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is incorporated by reference herein as Exhibit 4.1.

Forward-Looking Statements

This material includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, or other statements other than statements of historical fact, are forward-looking statements. Similarly, statements that describe our future plans, objectives or goals or future revenues or other financial metrics are also forward-looking statements. Although ADAM believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These statements are subject to, among other things, satisfaction of the closing conditions to the merger, the risk that the contemplated merger does not occur, negative effects from the pendency of the merger, the ability to successfully integrate the merged businesses and to realize expected synergies, the risk that we will not be able to retain key employees, expenses of the merger, and other risk factors that are discussed in ADAM’s Form 10-K for the fiscal year ended December 31, 2009, Ebix’ Form 10-K for the fiscal year ended December 31, 2009 and each company’s other filings with the SEC available at the SEC’s Internet site (http://www.sec.gov). Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of August 29, 2010, by and among A.D.A.M., Inc., Ebix, Inc. and Eden Acquisition Sub Inc.*

4.1	First Amendment of Rights Agreement, dated as of August 29, 2010, between A.D.A.M., Inc. and American Stock Transfer & Trust Company, LLC.

99.1	Joint Press release issued by A.D.A.M., Inc. and Ebix, Inc. on August 30, 2010.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ADAM will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2010	A.D.A.M., INC.

	By:	/s/ Mark B. Adams
Mark B. Adams
President, Secretary and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 29, 2010, by and among A.D.A.M., Inc., Ebix, Inc. and Eden Acquisition Sub Inc.*

4.1	First Amendment of Rights Agreement, dated as of August 29, 2010, between A.D.A.M., Inc. and American Stock Transfer & Trust Company, LLC.

99.1	Joint Press release issued by A.D.A.M., Inc. and Ebix, Inc. on August 30, 2010.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ADAM will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.